Exhibit 99.1

Acri Capital Acquisition Corporation. Announces

Extension of the Deadline for an Initial Business Combination

Austin, Texas, April 12, 2023 (GLOBE NEWSWIRE) -- Acri Capital Acquisition Corporation (the “Company”) (Nasdaq: ACAC), a special purpose acquisition company, today announced that, in order to extend the date by which the Company must complete its initial business combination from April 14, 2023 to May 14, 2023, Acri Capital Sponsor LLC, the sponsor of the Company, has deposited into its trust account (the “Trust Account”) an aggregate of $227,730.87 (the “Monthly Extension Payment”), representing $0.0625 per public share of the Company.

Pursuant to the Company’s current Charter, the Company may extend on monthly basis from March 14, 2023 until December 14, 2023 or such an earlier date as may be determined by its board to complete a business combination by depositing the Monthly Extension Payment for each month into the Trust Account.

About Acri Capital Acquisition Corporation

Acri Capital Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more businesses or entities, provided that it will not undertake its initial business combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau).

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement, as well as other documents filed by the Company with the SEC. These documents contain important information about the Company and the Extension Amendment. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to Acri Capital Acquisition Corporation, 13284 Pond Springs Rd, Ste 405, Austin, Texas 78729.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact Information

Company Contact:

Acri Capital Acquisition Corporation

Ms. “Joy” Yi Hua, Chairwoman

Email: acri.capital@gmail.com

Investor Relations Contact:

International Elite Capital

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: acri@iecapitalusa.com